Exhibit 5.3

Fort Anne, Douglas, Isle of Man IM1 5PD
Email: law@cains.com Web: www.cains.com

London:	One Love Lane, London EC2V 7JN
Singapore:	19th Floor, 6 Battery Road, Singapore 049909

Your Ref:		Please Respond To:	Richard Vanderplank
Our Ref:	RVV/nh/28359.0001/44	Direct Dial:	+44 1624 638316
Tel No:	+44 1624 638300	Email:	richard.vanderplank@cains.com
Fax No:	+44 1624 638333

AngloGold Ashanti Limited	17 July 2012

76 Jeppe Street

Newtown

Johannesburg, 2001

South Africa

AngloGold Ashanti Holdings plc

1st Floor

Atlantic House

4-8 Circular Road

Douglas

Isle of Man IM1 1AG

AngloGold Ashanti Holdings Finance plc

1st Floor

Atlantic House

4-8 Circular Road

Douglas

Isle of Man IM1 1AG

Dear Sirs,

AngloGold Ashanti Holdings plc (Company Registration No. 001177V) (“AGAH plc”) and AngloGold Ashanti Holdings Finance plc (Company Registration No. 002740V) (“AGAHF plc”) (the “Companies” and, each, a “Company”)

Preliminary

1.                                       We have acted as Isle of Man legal advisers to the Companies and AngloGold Ashanti Limited (the “Guarantor”) in connection with the filing by the Companies and the Guarantor with the US Securities and Exchange Commission (the “Commission”) of a shelf registration statement on Form F-3 and the prospectus contained therein (the “Registration Statement”), covering the registration by each Company of Securities to be issued by that Company and guaranteed by the Guarantor, being each Company’s ultimate holding company.

2.                                       The Securities are to be issued:

2.1                                 by AGAH plc pursuant to an indenture dated as of 28 April 2010, as supplemented from time to time, between AGAH plc, the Guarantor and The Bank of New York Mellon as trustee; and

2.2                                 by AGAHF plc pursuant to an indenture dated as of 22 September 2010, as supplemented from time to time, between AGAHF plc, the Guarantor and The Bank of New York Mellon as trustee,

(the “Indentures” and, each, an “Indenture”).

3.                                       In this opinion the expression “Securities” bears the same meaning as set out in each Indenture.

Documents Examined

4.                                       For the purpose of giving this opinion we have examined copies of the following documents (but no others):

4.1                                 the Registration Statement;

4.2                                 the Indentures;

4.3                                 the Memorandum and Articles of Association of each Company appearing on the file of that Company maintained by the Isle of Man Registrar of Companies (the “Registrar”) appointed pursuant to the Companies Act 2006 on 16 July 2012 (the “Search Date”);

4.4                                 resolutions of the board of directors of AGAH plc passed on 20 April 2010 and 2 July 2012; and

4.5                                 resolutions of the board of directors of AGAHF plc passed on 28 August 2009, 20 April 2010, 13 September 2010 and 2 July 2012.

For the purposes of this opinion, the resolutions listed at paragraphs 4.4 and 4.5 are together referred to as the “Resolutions”.

Searches

5.1                                 On the Search Date, we procured a search of the file maintained by the Registrar in relation to each Company. Please note that our search only reflected documentation which had been processed by the Registrar and placed on such file and did not reflect matters which had been lodged for registration, but had not actually been placed on such file.

5.2                                 On the Search Date, we also procured that an on-line search in respect of each Company be undertaken of the Court Indices via the General Registry website in the Isle of Man. However, we would ask you to note that the search cannot be relied upon as the Court Indices are updated less than once a week. In spite of its deficiencies, a search of the Court Indices is the only means of checking whether or not an individual or entity is a party to litigation in the Isle of Man.

Isle of Man Law

6.1.                             This opinion is given only with respect to the currently applicable laws of the Isle of Man and is given on the basis that it will be governed by and construed in accordance with such laws.

6.2                                We have made no investigation of the laws of any jurisdiction other than the Isle of Man and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the laws of the United States of America and South Africa.

Assumptions

7.                                       For the purposes of giving this legal opinion, we have assumed:

7.1                                 the genuineness of all signatures; the capacity of all signatories; the authenticity and completeness of all documents submitted to us as copies; and the correctness of all facts stated in and representations made in the documents examined by us;

7.2                                 that we have been provided with copies or originals of all documents which are relevant to the transactions governed by, or referred to in, the Indentures or which might affect the opinions expressed in this letter;

7.3                                 that each party to each Indenture, other than the relevant Company, is duly organised and validly existing and that each has and will have full capacity, power and authority and all necessary regulatory and other approvals, exemptions, licences and authorisations to execute, deliver and perform each of its obligations under such Indenture;

7.4                                 that no provisions of the laws of any jurisdiction outside the Isle of Man are or would be contravened by the execution or delivery of the Indentures and the offer or issue of the Securities;

7.5                                 that, insofar as any obligation under either of the Indentures falls to be performed in any jurisdiction outside the Isle of Man, its performance would not be unlawful by virtue of the laws of that jurisdiction;

7.6                                 that no laws (other than of the Isle of Man) which may apply with respect to the Securities, the Indentures or the transactions and matters contemplated thereby would be such as to affect any of the opinions stated herein;

7.7                                 that each of the Indentures is, and the terms of the Securities will be, valid, binding and effective and impose valid, legally binding and enforceable duties and liabilities on the parties thereto in accordance with their terms under the laws by which they are expressed to be governed and any other applicable law (excluding the laws of the Isle of Man);

7.8                                 that, as at the Search Date, the file maintained by the Registrar in relation to each Company accurately and completely recorded and reflected all resolutions passed and other actions or events in relation to that Company or any other party to deliver forms or documents to the Registrar;

7.9                                 that the Resolutions have not been varied, amended or revoked and remain in full force and effect at the date of this letter;

7.10                           that the form or forms of the Securities to be issued by the relevant Company and the final terms thereof will be approved and such Securities will be authorised for issue by all necessary corporate action taken on behalf of such Company and in accordance with the terms of the relevant Indenture, and that such Securities will be duly executed, authenticated, issued and delivered against payment therefor in accordance with such corporate action and the terms of the relevant Indenture;

7.11                           that the directors of each Company are and will be acting bona fide in the best interests of that Company; and

7.12                           that there are no vitiating factors of which we are unaware such as fraud, undue influence or duress, which might affect the opinions expressed in this letter.

Opinion

8.                                       On the basis of the above assumptions and subject to any matters not disclosed to us and to the qualifications set out below, we are of the opinion that:-

Status

8.1                                 Each Company is a company limited by shares duly incorporated and validly existing under the laws of the Isle of Man and possesses the capacity to sue and be sued in its own name.

No Liquidator or Receiver

8.2                                 As far as was shown on the Search Date on the file of each Company maintained at the Registrar no steps have been or are being taken to appoint a receiver, liquidator or analogous person or body over or to wind up or dissolve that Company or to take analogous action.  However, please note the contents of paragraph 5.

Capacity

8.3                                 Each Company has the corporate capacity to execute, deliver and perform its obligations under the Indenture to which it is a party and to issue its Securities and perform its obligations in respect thereof.

Authority

8.4                                 Each Company has passed all necessary resolutions and taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture to which it is a party.

Due Execution

8.5                                 Each Indenture has been duly executed and delivered by a duly authorised signatory of the Company which is a party thereto.

No Violation

8.6                                The entry into and performance of the Indenture to which each Company is a party and the issue and performance of the Securities by that Company will not violate the laws of the Isle of Man or the Memorandum and Articles of Association of the relevant Company.

Valid and Binding Obligations

8.7                                 The Securities will constitute, and each Indenture constitutes, legal, valid and binding obligations of the Company which is the issuer thereof and the party thereto under the laws of the Isle of Man.

Qualification

9.                                       References herein to the obligations of a Company being legal, valid and binding upon it should be construed to mean that such obligations are of a nature generally considered to be legal, valid and binding by the Isle of Man courts as a matter of Isle of Man law.  Our opinion as to the validity and enforceability of the Indentures and the Securities is subject to applicable laws relating to bankruptcy, insolvency, liquidation, reorganisation, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity; enforceability may depend upon the particular factual circumstances; enforcement may depend upon the exercise of suitable discretion by the Isle of Man courts; and claims may become barred under the Limitation Act 1984 (as amended) or be subject to set-off or counterclaim.

Reliance

10.                                 This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the United States Securities Act of 1933.

11.                                 We consent to the filing of this opinion with the Commission as an Exhibit to the Form F-3 Registration Statement, and to the references to this opinion therein and to the references to us under the heading “Legal Matters” in the Form F-3 Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, or the rules or regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Cains Advocates Limited